UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Mississippi
(State or Other Jurisdiction of Incorporation or Organization)

64-0693170
(I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street
Gulfport, Mississippi 39501
(228) 868-4000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Michael M. Achary
Chief Financial Officer
One Hancock Plaza, 2510 14th Street
Gulfport, Mississippi 39501
(228) 868-4000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copy To:
J. Andrew Gipson
Watkins Ludlam Winter & Stennis, P.A.
190 E. Capitol Street, Suite 800
Jackson, Mississippi 39201
(601) 949-4900

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒  Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (1)	(2)	(2)	$230,000,000 (2)	$12,834.00(3)

(1)           In addition to the shares of common stock issuable, such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions are also being registered hereunder pursuant to Rule 416.
(2)           The registrant is hereby registering an indeterminate amount of its common stock up to a proposed maximum aggregate offering price of $230,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)           Computed in accordance with Section 6(b) of the Securities Act at a rate equal to $55.80 per $1,000,000 of the proposed maximum aggregate offering price.

PROSPECTUS

One Hancock Plaza, 2510 14th Street
Gulfport, Mississippi 39501
(228) 868-4000

$230,000,000
Common Stock

We may offer and sell from time to time shares of our Common Stock as described in this prospectus in one or more offerings, at prices and upon terms as set forth in a prospectus supplement.  The maximum aggregate public offering price of shares of our Common Stock offered by this prospectus will not exceed $230,000,000.  You should read this prospectus and the applicable prospectus supplement, which will describe the specific terms of the offering, carefully before you invest in our Common Stock.  This prospectus may not be used to consummate sales of our Common Stock unless accompanied by a prospectus supplement and any applicable pricing supplement.

The shares of Common Stock are our equity securities and will not be savings accounts, deposits, or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.

We may sell shares of our Common Stock directly to you, through agents we select, or through underwriters or dealers we select.  If we use agents, underwriters or dealers to sell the Common Stock, they will be named and their compensation will be described in one or more prospectus supplements.  The net proceeds we expect to receive from such sales will be set forth in the respective prospectus supplements.

Our Common Stock trades through the NASDAQ Global Select Market System under the symbol “HBHC”.  On October 16, 2009, the last reported sale price of our Common Stock on the NASDAQ Global Select Market was $36.53 per share.

INVESTING IN THESE SECURITIES INVOLVES RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 19, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, (referred to as the “SEC,”) using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, we may, from time to time, sell the securities described in this prospectus in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of a particular securities offering. We may also provide a prospectus supplement to add to, update or change information contained in this prospectus.  Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

When acquiring the securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference herein and therein.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state or jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate and complete as of any date other than the date on the front cover page of those documents.

In this prospectus, “Hancock,” “we,” “our,” “ours,” “our company” and “us” refer to  Hancock Holding Company, a multi-bank holding company headquartered in Gulfport, Mississippi, and its subsidiaries on a consolidated basis, unless otherwise mentioned or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public from the SEC’s internet site at http://www.sec.gov or from our internet site at http://www.hancockbank.com.  However, information contained on, or which can be accessed through, our internet site does not constitute a part of this prospectus.  You also may read and copy any document we file at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549.  Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates.  You can also call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INCORPORATION OF INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The SEC allows us to “incorporate by reference” in this prospectus the information in the documents we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information contained in previously-filed documents or contained in this prospectus.

We incorporate by reference into this prospectus the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

●	Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 27, 2009;

●	Proxy Statement filed with the SEC on February 27, 2009;

●	Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, filed on May 7 and August 6, 2009, respectively; and

●
Current Reports on Form 8-K, filed on January 6, 2009, January 22, 2009, April 23, 2009, May 13, 2009, June 2, 2009, July 6, 2009, and July 23, 2009, October 8, 2009, and October 19, 2009, and Form 8-K/A filed on March 5, 2009.

You may access these filings and amendments thereof  free of charge on the SEC’s website at http://www.sec.gov.

You may also request, and we will provide, a copy of these filings at no cost to you by writing or calling us at:

Hancock Holding Company
One Hancock Plaza, 2510 14th Street
Gulfport,  Mississippi 39501
(228) 868-4000
Attention: Paul D. Guichet, Investor Relations

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements relating to future events and our future results which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.

These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described under the caption “Risk Factors” beginning on page 3 of this prospectus or in the information incorporated by reference could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of management include, but are not limited to, the risks identified in Item 1A of our Annual Report on Form 10-K and the following:

●           General business and economic conditions in the markets we serve may be less favorable than anticipated which could decrease the demand for loan, deposit, and other financial services and increase loan delinquencies and defaults;

●           Changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;

●           Our liquidity requirements could be adversely affected by changes in our assets and liabilities;

●           Our investment securities portfolio is subject to credit risk, market risk, and illiquidity;

●           The effect of regulatory or legislative developments, including changes in laws concerning taxes, banking, securities, insurance, and other aspects of the financial securities industry;

●           Competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop, and retain qualified banking professionals;

●           The effect or changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies;

●           The effect of fiscal and governmental policies of the United States federal government; and

●           The effect of seeking bank acquisitions and, if successful in acquiring any bank, the effect of integrating such bank and consolidating its financial results.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We undertake no obligation to update or revise any of these forward-looking statements, whether as the result of new information, future events or developments or otherwise.  You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q, and 8-K reports to the SEC.  Also note that we provide cautionary discussions of risks, uncertainties and possibly inaccurate assumptions relevant to our business in our reports to the SEC on Forms 10-K, 10-Q, and 8-K incorporated herein by reference and in the prospectus supplements and other offering materials.  We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995.  You should understand that it is not possible to predict or identify all such factors.  Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our 2008 Annual Report on Form 10-K.  See “Where You Can Find More Information.”

OUR COMPANY

We are a registered bank holding company headquartered in Gulfport, Mississippi organized in 1984 under the Bank Holding Company Act of 1956, as amended and the laws of the State of Mississippi.  In 2002, we qualified as a financial holding company giving our company broader powers. At June 30, 2009, we operated more than 150 banking and financial services offices and more than 130 automated teller machines (ATMs) in the states of Mississippi, Louisiana, Florida and Alabama through our four wholly-owned bank subsidiaries: Hancock Bank, Gulfport, Mississippi; Hancock Bank of Louisiana, Baton Rouge, Louisiana; Hancock Bank of Florida, Tallahassee, Florida; and Hancock Bank of Alabama, Mobile, Alabama (collectively, the “Banks”) that have served the banking needs of our community for over 100 years.

We are community oriented and focus primarily on offering commercial, consumer and mortgage loans and deposit services to individuals and small to middle market businesses in their respective market areas through the Banks. Our operating strategy is to provide our customers with the financial sophistication and breadth of products of a regional bank, while successfully retaining the local appeal and level of service of a community bank.

At June 30, 2009, we had total assets of $7.0 billion, total average loans of $4.3 billion, total deposits of $5.7 billion and 1,911 employees on a full-time equivalent basis.

Since January 1, 2009, Hancock has retained PricewaterhouseCoopers LLP as its independent registered public accounting firm of Hancock.

USE OF PROCEEDS

We may sell the Common Stock described in this prospectus in one or more offerings up to a total aggregate offering amount of $230,000,000.  The use of proceeds from any such offering will be specified in the prospectus supplement accompanying such offer.  Pending such use we may temporarily invest net proceeds in short term marketable securities.

DESCRIPTION OF COMMON STOCK

This section summarizes certain material features and rights of the Common Stock.  The following summary is not complete. You should refer to the applicable provisions of our articles of incorporation, as amended, a copy of which has been filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part, as well as to the Mississippi Business Corporation Act, for a complete statement of the terms and rights of the Common Stock.

Our amended Articles of Incorporation (the “Articles”) authorize the issuance of 350,000,000 shares of Common Stock, par value $3.33 per share. On October 16, 2009, there were 31,876,969 shares of Common Stock outstanding. The common stock is listed on the NASDAQ Global Select Market. Its symbol is “HBHC.”

In addition, our Articles authorize the issuance of 50,000,000 shares of Preferred Stock, $20.00 par value per share.  As of the date of this prospectus, there are no shares of Preferred Stock outstanding, and no shares of Preferred Stock are being offered hereby.

Voting Rights; No Cumulative Voting

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.  Holders of Common Stock are not entitled to cumulative voting rights in the election of directors.

Dividend Rights

Subject to preferences that may apply in connection with any issuance of preferred stock, holders of Common Stock are entitled to receive ratable dividends which are declared by our Board of Directors out of funds legally available therefor.  Substantially all of the funds available to the Company for payment of dividends on the Common Stock are derived from dividends paid by the Banks. The payment of dividends by the Company is subject to the restrictions of Mississippi law applicable to the declaration of dividends by a business corporation. Under such provisions, no distribution may be made if, after giving it effect (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distributions.

Liquidation Rights

In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Common Stock will be entitled to share ratably in any of the net assets or funds which are available for distribution to stockholders after the satisfaction of all liabilities or after adequate provision is made therefor and after payment of any preferences on liquidation of preferred stock, if any.

Preemptive Rights

Holders of Common Stock have no preemptive rights and no preferential right to purchase or to subscribe for any additional shares of Common Stock that may be issued.  However, holders of Common Stock have been issued certain rights which may be triggered under our Shareholder Rights Plan discussed below under “Shareholder Rights Plan.”

Fully Paid and Nonassessable; No Redemption

The shares of Common Stock presently outstanding are, and those shares of Common Stock to be issued in connection with the offering will be, when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

Indemnification of Directors, Officers and Employees

The Company's Articles provide for indemnification by the Company, to the fullest extent permitted by the Mississippi Business Corporation Act, of directors, officers, employees and agents for judgments, settlements, penalties, fines and certain reasonable expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent

Hancock Bank, Gulfport, Mississippi, acts as transfer agent and registrar for our Common Stock.

Anti-Takeover Provisions under our Articles of Incorporation and Bylaws

Certain provisions of the Company's Articles and Bylaws may have the effect of preventing, discouraging or delaying any change in the control of the Company. The classification of the Board of Directors would delay any attempt by dissatisfied stockholders or anyone who obtains a controlling interest in the Common Stock to elect a new Board of Directors.  The classes serve staggered three year terms so that approximately one-third of the directors are elected each year. These staggered terms of service may make it more difficult for the Company's stockholders to effect a change in the majority of the Company's directors, because replacement of a majority of the directors will normally require two annual meetings of stockholders.  Accordingly, this provision also may have the effect of discouraging hostile attempts to gain control of the Company.

The Articles contain in Article Five provisions regarding the vote required to approve certain business combinations or other significant corporate transactions involving the Company and a substantial stockholder. Mississippi law generally requires the affirmative vote of the holders of a majority of shares entitled to vote at a meeting to approve a merger, consolidation or dissolution of the Company or a disposition of all or substantially all of the Company's assets. The Articles require the affirmative vote of 80% of the total number of votes entitled to be cast to approve these and other significant corporate transactions ("business combinations") if a "Substantial Stockholder" (as defined) is a party to the transaction or its percentage equity interest in the Company will be increased by the transaction. Two-thirds of the "Continuing Directors" (as defined) of the Board of Directors may, in all such cases, determine not to require such 80% affirmative vote. The required 80% approval of any such business combination includes all votes entitled to be cast with respect to voting shares not beneficially owned by any Substantial Stockholder.

A "Substantial Stockholder" generally is defined under Article Five as the "beneficial owner" of 10% or more of the outstanding shares of stock of the Company entitled to vote generally in the election of directors ("voting shares"). "Beneficial ownership" generally is defined in accordance with the definition of beneficial ownership in Rule 13d-3 under the Securities Exchange Act of 1934 and includes all shares to which the Substantial Stockholder in question has sole or shared voting or investment power. However, for purposes of Article Five, a Substantial Stockholder is also deemed to own beneficially shares owned, directly or indirectly, by an "Affiliate" or "Associate" (each as defined in paragraph (c)(7) of Article Five) of the Substantial Stockholder, as well as (1) shares of which it or any such Affiliate or Associate has a right to acquire, (2) shares issuable upon the exercise of options or rights, or upon conversion of convertible securities, held by the Substantial Stockholder and (3) shares beneficially owned by any other person with whom the Substantial Stockholder or any of his Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Company.

A "business combination" subject to Article Five includes: a merger or consolidation involving the Company or any corporation of which a majority of any class of equity securities is owned by the Company (a “Subsidiary”), and a Substantial Stockholder; a sale, lease or other disposition of a "substantial part" of the assets of the Company or any of its Subsidiaries (that is, assets constituting in excess of 10% of the book value of the total consolidated assets of the Company) to a Substantial Stockholder; an issuance of equity securities of the Company or any of its Subsidiaries to a Substantial Stockholder for consideration having an aggregate fair market value of $5,000,000 or more; a liquidation or dissolution of the Company (if, as of the record date for the determination of stockholders entitled to vote with respect thereto, any person is a Substantial Stockholder); and a reclassification or recapitalization of securities (including any reverse stock split) of the Company or any Subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of an Substantial Stockholder in any class of equity securities of the Company or such Subsidiary which is beneficially owned.

A "Continuing Director" is defined as one serving as a director as of January 1, 1989 or thereafter elected or appointed prior to the time the Substantial Stockholder in question acquires such status, or one designated as a Continuing Director (prior to his initial election or appointment) by a majority of the whole Board of Directors, but only if a majority of the whole Board shall then consist of Continuing Directors, by a majority of the then Continuing Directors.

Under those circumstances in which Article Five would apply, a minority of the Company's stockholders may prevent the consummation of a transaction favored by a majority of stockholders. As a practical matter, the requirement of an 80% vote may also mean that the type of business combination to which Article Five is addressed might not be accomplished by the controlling entity while there remains any widely dispersed public market in the Company's voting shares.  All directors and executive officers as a group may be deemed to beneficially own, as of December 31, 2008, approximately 4.7% of the outstanding Common Stock.  The Board of Directors has no knowledge of any proposed tender offer for the Company or other acquisition offer.

Article Five may not be amended or repealed without the affirmative vote of 80% or more of the votes entitled to be cast by all holders of voting shares (which 80% vote must also include the affirmative vote of a majority of the votes entitled to be cast by all holders of voting shares not beneficially owned by any Substantial Stockholder).

Article Four of the Articles provides that the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the Board of Directors (but in no event less than nine).  This provision enables the Board of Directors to increase the size of the Board during the period between annual meetings of stockholders to accommodate the inclusion of persons it concludes would be valuable additions to the Board.  It also enables the Board to decrease the number of directorships in order to respond to circumstances under which the Board deems a lower number of directors to be desirable, such as when a director unexpectedly dies or resigns and a qualified candidate to replace the departing director is not immediately available.

Article Four of the Articles also provides that (1) vacancies occurring on the Board of Directors may be filled only by vote of a majority of the remaining Directors, (2) directors may be removed only for cause, and (3) Article Four may not be amended or repealed without the approval of the holders of at least two-thirds of the outstanding Common Stock.

These provisions may have the effect of making it more difficult for stockholders to replace or add directors, or to otherwise influence actions taken by directors, which may discourage attempts to acquire control of the Company which may (or may not) be in the best interests of the majority of the stockholders.

Shareholder Rights Plan

In 1997, due in part to an increasing number of companies across America which had been subjected to hostile takeover attempts involving coercive and/or unfair tactics which have not been in the best interest of the corporations or their shareholders, the shareholders of the Company adopted a Shareholder Rights Plan (“Rights Plan”).  Our primary concern in adopting the Rights Plan was to prevent a situation where any such offer be left open for so short a time that it prevents our management and the Board from considering all alternatives to maximize the value of our shareholders’ interest.

Like other shareholder plans adopted by many other publicly held companies, under our Rights Plan, "rights" would be issued to all Hancock common shareholders which, if activated upon an attempted unfriendly acquisition, will allow the shareholders to buy our Common Stock at a reduced price.  Effective February, 2007, the Rights Plan was extended in accordance with its terms by the Company’s Board of Directors for a period ending February 21, 2017.  Our Board continues to believe that by having the Rights Plan in place, a potentially unfriendly acquisition would be much more likely to be brought to the negotiation table with the Company rather than through coercion.

The Rights Plan was neither adopted nor extended in response to any threatened or perceived takeover threat and we have no knowledge of such a threat as of the date of this prospectus supplement.  For a discussion of existing anti-takeover provisions included in the Company's Articles and Bylaws, see “Anti-takeover provisions of our Articles and Bylaws” above.

PLAN OF DISTRIBUTION

We may offer and sell from time to time all or a portion of the Common Stock in any of the following ways:  (1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers, through a specific bidding or auction process or otherwise.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at any time of resale.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement.

Hancock Investment Services, Inc., a subsidiary of Hancock Holding Company, may participate in an offering of the Common Stock and may receive proceeds of the offering as a result of its participation.  To the extent Hancock Investment Services, Inc. participates in an offering of the Common Stock, the offering will be conducted in compliance with the provisions of Rules 2720 and 5110 of the Financial Industry Regulatory Authority (“FINRA”) governing conflicts of interest.

Offers to purchase the securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto, including the terms of any bidding or auction process.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for the solicitation of such contracts.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Select Market, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

LEGAL MATTERS

In connection with the particular offerings of the Common Stock in the future, and if stated in the applicable prospectus supplement, the validity of the issuance of the Common Stock will be passed upon for us by Watkins Ludlam Winter & Stennis, P.A., Jackson, Mississippi.  Certain legal matters in connection with an offering pursuant to this prospectus may be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Hancock Holding Company as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and the effectiveness of Hancock’s and its subsidiaries’ internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  KPMG LLP’s audit report covering the December 31, 2008 consolidated financial statements refers to changes in accounting for defined benefit pension and postretirement benefit plans.  Effective February 27, 2009, the client-auditor relationship between Hancock Holding Company and KPMG LLP ceased.

PROSPECTUS

$230,000,000
Common Stock

The date of this prospectus is October 19, 2009.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses payable by the Registrant in connection with the securities being registered under this registration statement. All amounts other than the Securities and Exchange Commission registration fees are estimated: .

Registration Fee — Securities and Exchange Commission	$12,834.00
NASDAQ Fees	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Printing Fees and Expenses	*
Transfer Agent Fees	*
Miscellaneous	*
Total	*
*
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
*

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation and Bylaws provide for indemnification to the fullest extent allowed by law. Mississippi Code Ann. Section 79-4-8.50 et seq. provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and that he reasonably believed that conduct in his official capacity with the corporation was in the corporation's best interests and that in other cases, his conduct was not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of Mississippi Code Ann. Section 79-4-8.50 et seq. are not exclusive; however, a corporation may not indemnify any person who is adjudged liable to the corporation in an action by or in the right of the corporation or who is adjudged liable on the basis that a financial benefit was improperly received by him. A corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability. The Company's Articles of Incorporation and Bylaws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Company to the full extent permitted by Mississippi law. The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or other qualified persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is thereby unenforceable.

ITEM 16.  EXHIBITS

Exhibit No. Description

1.1
Form of Underwriting Agreement (to be filed as an exhibit to a report on Form 8-K filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement).

2.1
Agreement and Plan of Merger between Hancock Holding Company and Lamar Capital Corporation dated February 21, 2001 (Appendix C to the Prospectus contained in the S-4 Registration Statement 333-60280 filed on May 4, 2001 and incorporated by reference herein).

3.1	Amended and Restated Articles of Incorporation dated November 8, 1990 (filed as Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

3.2	Amended and Restated Bylaws dated November 8, 1990 (filed as Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

3.3	Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, dated October 16, 1991 (filed as Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 1991).

3.4	Articles of Correction, filed with Mississippi Secretary of State on November 15, 1991 (filed as Exhibit 4.2 to the Registrant’s Form 10-Q for the quarter ended September 30, 1991).

3.5
Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, adopted February 13, 1992 (filed as Exhibit 3.5 to the Registrant’s Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

3.6
Articles of Correction, filed with Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Registrant’s Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

3.7
Articles of Amendment to the Articles of Incorporation adopted February 20, 1997 (filed as Exhibit 3.7 to the Registrant’s Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

3.8
Articles of Amendment to the Articles of Incorporation adopted March 29, 2007 (filed as Exhibit 3.8 to the Registrant’s Form 10-K for the year ended December 31, 2008 and incorporated herein by reference).

4.1
Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989) (filed as Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended March 31, 1989 and incorporated herein by reference).

4.2
By executing this Registration Statement, the Registrant hereby agrees to deliver to the Commission upon request copies of instruments defining the rights of holders of long-term debt of the Registrant or its consolidated subsidiaries or its unconsolidated subsidiaries for which financial statements are required to be filed, where the total amount of such securities authorized there under does not exceed 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis.

5.1	Opinion of Watkins Ludlam Winter & Stennis, P.A.

10.1	1996 Long Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

10.2
Description of Hancock Bank Executive Supplemental Reimbursement Plan, as amended (filed as Exhibit 10.2 to the Registrant’s Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

10.3	Description of Hancock Bank Automobile Plan (filed as Exhibit 10.3 to the Registrant’s Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

10.4	Description of Deferred Compensation Arrangement for Directors (filed as Exhibit 10.4 to the Registrant’s Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

10.5
Hancock Holding Company 2005 Long-Term Incentive Plan (filed as Appendix “A” to the Company’s Definitive Proxy Statement filed with the Commission on February 28, 2005 and incorporated herein by reference).

10.6
Hancock Holding Company Nonqualified Deferred Compensation Plan (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 21, 2005 and incorporated herein by reference).

10.7	Shareholder Rights Agreement dated as of February 21, 1997, between Hancock Holding Company and Hancock Bank, as Rights Agent as extended by the Company, incorporated herein by reference.

23.1	Consent of KPMG LLP.

23.2	Consent of Watkins Ludlam Winter & Stennis, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages hereto).

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on October 19, 2009.

HANCOCK HOLDING COMPANY

By:	/s/ Carl J. Chaney
Carl J. Chaney
President & Chief Executive Officer
Director

By:	/s/ John M. Hairston
John M. Hairston
Chief Executive Officer & Chief Operating Officer
Director

By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl J. Chaney and John M. Hairston as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Estabrook, Jr.	Chairman and Director	October 19, 2009
James B. Estabrook, Jr.

/s/ Alton G. Bankston	Director	October 19, 2009
Alton G. Bankston

/s/ Frank E. Bertucci	Director	October 19, 2009
Frank E. Bertucci

/s/ Don P. Descant	Director	October 19, 2009
Don P. Descant

/s/ Randy Hanna	Director	October 19, 2009
Randy Hanna

/s/ James H. Horne	Director	October 19, 2009
James H. Horne

/s/ Jerry L. Levens	Director	October 19, 2009
Jerry L. Levens

/s/ Thomas H. Olinde	Director	October 19, 2009
Thomas H. Olinde

/s/ John H. Pace	Director	October 19, 2009
John H. Pace

/s/ Christine L. Pickering	Director	October 19, 2009
Christine L. Pickering

/s/ Robert W. Roseberry	Director	October 19, 2009
Robert W. Roseberry

/s/ Anthony J. Topazi	Director	October 19, 2009
Anthony J. Topazi

Exhibit Index

Exhibit No.	Description

1.1
Form of Underwriting Agreement (to be filed as an exhibit to a report on Form 8-K filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement).

2.1
Agreement and Plan of Merger between Hancock Holding Company and Lamar Capital Corporation dated February 21, 2001 (Appendix C to the Prospectus contained in the S-4 Registration Statement 333-60280 filed on May 4, 2001 and incorporated by reference herein).

3.1	Amended and Restated Articles of Incorporation dated November 8, 1990 (filed as Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

3.2	Amended and Restated Bylaws dated November 8, 1990 (filed as Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

3.3	Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, dated October 16, 1991 (filed as Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 1991).

3.4	Articles of Correction, filed with Mississippi Secretary of State on November 15, 1991 (filed as Exhibit 4.2 to the Registrant’s Form 10-Q for the quarter ended September 30, 1991).

3.5
Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, adopted February 13, 1992 (filed as Exhibit 3.5 to the Registrant’s Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

3.6
Articles of Correction, filed with Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Registrant’s Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

3.7
Articles of Amendment to the Articles of Incorporation adopted February 20, 1997 (filed as Exhibit 3.7 to the Registrant’s Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

3.8
Articles of Amendment to the Articles of Incorporation adopted March 29, 2007 (filed as Exhibit 3.8 to the Registrant’s Form 10-K for the year ended December 31, 2008 and incorporated herein by reference).

4.1
Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989) (filed as Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended March 31, 1989 and incorporated herein by reference).

4.2
By executing this Registration Statement, the Registrant hereby agrees to deliver to the Commission upon request copies of instruments defining the rights of holders of long-term debt of the Registrant or its consolidated subsidiaries or its unconsolidated subsidiaries for which financial statements are required to be filed, where the total amount of such securities authorized there under does not exceed 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis.

5.1	Opinion of Watkins Ludlam Winter & Stennis, P.A.

10.1	1996 Long Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

10.2
Description of Hancock Bank Executive Supplemental Reimbursement Plan, as amended (filed as Exhibit 10.2 to the Registrant’s Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

10.3	Description of Hancock Bank Automobile Plan (filed as Exhibit 10.3 to the Registrant’s Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

10.4	Description of Deferred Compensation Arrangement for Directors (filed as Exhibit 10.4 to the Registrant’s Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

10.5
Hancock Holding Company 2005 Long-Term Incentive Plan (filed as Appendix “A” to the Company’s Definitive Proxy Statement filed with the Commission on February 28, 2005 and incorporated herein by reference).

10.6
Hancock Holding Company Nonqualified Deferred Compensation Plan (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 21, 2005 and incorporated herein by reference).

10.7	Shareholder Rights Agreement dated as of February 21, 1997, between Hancock Holding Company and Hancock Bank, as Rights Agent as extended by the Company, incorporated herein by reference.

23.1	Consent of KPMG LLP.

23.2	Consent of Watkins Ludlam Winter & Stennis, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages hereto).